UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2010

American Apparel, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 23, 2010, American Apparel, Inc. (the “Company”) entered into a Third Amendment to its Credit Agreement (the “Third Amendment”), dated as of March 13, 2009, among the Company, in its capacity as borrower, certain subsidiaries of the Company, in their capacity as facility guarantors, Wilmington Trust FSB, in its capacity as administrative agent and collateral agent (the “Agent”), Lion Capital (Americas) Inc., as a lender, Lion/Hollywood L.L.C., as a lender, and other lenders from time to time party thereto (as amended, the “Lion Credit Agreement.”). Capitalized terms used but not defined in this description have the respective meanings set forth in the Lion Credit Agreement.

The Third Amendment amends the Lion Credit Agreement to, among other things: (i) replace the Total Debt to Consolidated EBITDA financial covenant with a minimum Consolidated EBITDA financial covenant, tested on a quarterly basis, and (ii) increase the interest rate payable under the Lion Credit Agreement from 15% to 17% per annum (x) for the period from June 21, 2010 through the date that the Company delivers financial statements to the Agent for the Fiscal Quarter ended September 30, 2010, and (y) thereafter from the time financial statements for any Fiscal Quarter demonstrate that the ratio of Total Debt to Consolidated EBITDA as at the end of such Fiscal Quarter exceeds certain specified ratios until the Company delivers financial statements to the Agent for the next Fiscal Quarter.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

In addition to being a party to the Lion Credit Agreement, Lion/Hollywood L.L.C. is a party to (i) an Investment Agreement, dated as of March 13, 2009, as amended, with the Company pursuant to which Lion is entitled to certain board representation and registration nights and was issued a warrant which is exercisable at any time during its term, to purchase an aggregate of 16 million shares of the Company’s common stock at an exercise price of $2.00 per share, subject to adjustment in certain circumstances, (ii) an Investment Voting Agreement, dated as of March 13, 2009, with the Company, (iii) a Letter Agreement Re: Extension of Lock-Up Agreement, dated as of March 13, 2009, as amended, with the Company and Dov Charney, the Company’s President, Chief Executive Officer and Chairman of the Board of Directors, and (iv) a Letter Agreement Re: Extension of Non-Competition and Non-Solicitation Covenants in Section 5.27(a) of the Merger Agreement, dated March 13, 2009, with the Company and Dov Charney. The foregoing agreements and certain other agreements to which Lion/Hollywood L.L.C. is a party are described in more detail in the Company’s Current Reports on Forms 8-K filed with the Securities and Exchange Commission on March 16, 2009, April 16, 2009, June 19, 2009, August 20, 2009, November 3, 2009, and April 1, 2010.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Third Amendment to Credit Agreement, dated as of June 23, 2010, among American Apparel, Inc., the facility guarantors from time to time party thereto, Wilmington Trust FSB, as the administrative agent and collateral agent, Lion Capital (Americas) Inc., as a lender, Lion/Hollywood L.L.C., as a lender, and other lenders from time to time party thereto

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: June 24, 2010	By:	/s/ ADRIAN KOWALEWSKI
	Name:	Adrian Kowalewski
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to Credit Agreement, dated as of June 23, 2010, among American Apparel, Inc., the facility guarantors from time to time party thereto, Wilmington Trust FSB, as the administrative agent and collateral agent, Lion Capital (Americas) Inc., as a lender, Lion/Hollywood L.L.C., as a lender, and other lenders from time to time party thereto